Exhibit 99.1
Unaudited Pro Forma Condensed Consolidated Financial Statements
The following unaudited condensed consolidated balance sheet as of December 31, 2005 and the unaudited condensed consolidated statements of earnings for the nine months ended December 31, 2005 and the year ended March 31, 2005, have been prepared to present the consolidated financial position and the consolidated results of operations of the Company as if the planned sale of Centex Home Equity Company, LLC (“CHEC”) had occurred on December 31, 2005 for the unaudited pro forma condensed consolidated balance sheet and at the beginning of each period presented for the unaudited condensed consolidated statements of operations. In addition, in September 2005, the Company sold its international homebuilding operations. As a result of the sale, international homebuilding’s results of operations for the nine month period ended December 31, 2005, have previously been reclassified and reported as discontinued operations. International homebuilding’s results of operations are presented as discontinued operations in the accompanying unaudited pro forma condensed consolidated statement of earnings for the year ended March 31, 2005.
These statements are not indicative of the financial position or results of operations of the Company as of December 31, 2005 or for the nine months ended December 31, 2005 or the year ended March 31, 2005, nor are they indicative of future results. In addition, these pro forma financial statements do not reflect changes that may occur as a result of activities subsequent to December 31, 2005, which may impact the planned disposition of CHEC.
For pro forma balance sheet presentation purposes, the receipt of estimated proceeds from the disposition of CHEC is included in cash. The actual cash proceeds to be received on the sale of CHEC will be based in part on CHEC’s net assets at the closing date and may differ from the amount presented in the pro forma financial information.

Centex Corporation and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheets
December 31, 2005
(Dollars in thousands)

	As Reported(a)	Disposition(s)		Pro Forma
Assets
Cash and Cash Equivalents	$78,900	$602,773	(b)	$681,673
Restricted Cash	469,113	(328,818	)(b)	140,295
Receivables -
Residential Mortgage Loans Held for Investment, net	8,758,681	(8,758,681	)(b)	—
Residential Mortgage Loans Held for Sale	1,727,631	—		1,727,631
Construction Contracts	307,545	—		307,545
Trade, including Notes	435,310	(163,973	)(b)	271,337
Inventories -
Housing Projects	8,292,195	—		8,292,195
Land Held for Development and Sale	381,100	—		381,100
Land Held Under Option Agreements Not Owned	552,984	—		552,984
Other	10,405	—		10,405
Investments -
Joint Ventures and Other	344,282	—		344,282
Property and Equipment, net	162,032	(18,424	)(b)	143,608
Other Assets -
Deferred Income Taxes	348,523	(134,012	)(b)	214,511
Goodwill	218,369	—		218,369
Mortgage Securitization Residual Interest	64,582	(64,582	)(b)	—
Deferred Charges and Other, net	272,837	(52,700	)(b)	220,137

	$22,424,489	$(8,918,417	)(b)	$13,506,072

Liabilities and Stockholders’ Equity
Accounts Payable	$824,883	$(208	)(b)	$824,675
Accrued Liabilities	1,620,296	(92,373	)(b)	1,527,923
Debt -
Centex	4,106,579	—		4,106,579
Financial Services	10,583,348	(8,919,150	) (b)	1,664,198
Commitments and Contingencies
Minority Interests	538,911	—		538,911
Stockholders’ Equity -
Preferred Stock, Authorized 5,000,000 Shares, None Issued	—	—		—
Common Stock, $.25 Par Value; Authorized 300,000,000 Shares; Outstanding 123,786,142	33,956	—		33,956
Capital in Excess of Par Value	532,440	—		532,440
Unamortized Value of Deferred Compensation	(49)	—		(49)
Retained Earnings	4,864,468	101,043		4,965,511
Treasury Stock, at Cost; 12,038,622	(688,017)	—		(688,017)
Accumulated Other Comprehensive Income	7,674	(7,729	)(b)	(55)

Total Stockholders’ Equity	4,750,472	93,314		4,843,786

	$22,424,489	$(8,918,417)		$13,506,072

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Centex Corporation and Subsidiaries
Pro Forma Condensed Consolidated Statements of Consolidated Earnings
(Dollars in thousands, except per share data)

	For the Nine Months Ended December 31, 2005
	As Reported(a)	Disposition(s)		Pro Forma
Revenues
Home Building	$8,291,236	$—		$8,291,236
Financial Services	956,145	(612,420	)(c)	343,725
Construction Services	1,160,904	—		1,160,904
Other, including Intersegment Eliminations	53,570	—		53,570

	10,461,855	(612,420)		9,849,435

Costs and Expenses
Home Building	7,054,047	—		7,054,047
Financial Services	800,735	(520,553	)(c)	280,182
Construction Services	1,148,023	—		1,148,023
Other, including Intersegment Eliminations	61,776	—		61,776
Corporate General and Administrative	70,935	—		70,935
Interest Expense	8,705	—		8,705

	9,144,221	(520,553)		8,623,668

Earnings from Unconsolidated Entities	67,585	—		67,585

Earnings from Continuing Operations Before Income Taxes	1,385,219	(91,867	)(c)	1,293,352
Income Taxes	490,498	(42,396	)(c)	448,102

Earnings from Continuing Operations	$894,721	$(49,471)		$845,250

Basic Earnings Per Share
Continuing Operations	$6.99			$6.62

Diluted Earnings Per Share
Continuing Operations	$6.68			$6.31

Average Shares Outstanding
Basic	127,933,898			127,933,898
Dilutive Securities:
Options	5,578,959			5,578,959
Other	441,420			441,420

Diluted	133,954,277			133,954,277

Centex Corporation and Subsidiaries
Pro Forma Condensed Statements of Consolidated Earnings
(Dollars in thousands, except per share data)

	For the Year Ended March 31, 2005
	As Reported(d)	Disposition(s)		Pro Forma
Revenues
Home Building	$9,860,998	$(501,257	)(e)	$9,359,741
Financial Services	1,107,206	(685,553	)(e)	421,653
Construction Services	1,738,603	—		1,738,603
Other, including Intersegment Eliminations	152,888	—		152,888

	12,859,695	(1,186,810)		11,672,885

Costs and Expenses
Home Building	8,484,461	(434,752	)(e)	8,049,709
Financial Services	902,846	(577,165	)(e)	325,681
Construction Services	1,717,025	—		1,717,025
Other, including Intersegment Eliminations	147,322	—		147,322
Corporate General and Administrative	82,877	—		82,877
Interest Expense	22,209	(2,861	)(e)	19,348

	11,356,740	(1,014,778)		10,341,962

Earnings from Unconsolidated Entities	70,814	(82	)(e)	70,732

Earnings from Continuing Operations Before Income Taxes	1,573,769	(172,114	)(e)	1,401,655
Income Taxes	562,405	(60,292	)(e)	502,113

Earnings from Continuing Operations	$1,011,364	$(111,822)		$899,542

Basic Earnings Per Share
Continuing Operations	$8.08			$7.19

Diluted Earnings Per Share
Continuing Operations	$7.64			$6.79

Average Shares Outstanding
Basic	125,226,596			125,226,596
Dilutive Securities:
Options	6,725,838			6,725,838
Other	445,527			445,527

Diluted	132,397,961			132,397,961

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Pro forma adjustments giving effect to the planned disposition of CHEC and the disposition of the international homebuilding operations are as follows:
(a)	Historical activity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005.

(b)	To eliminate CHEC’s assets and liabilities as a result of the planned disposition after adjusting for transaction-related cash flows as follows: (1) the receipt of estimated cash proceeds (based upon CHEC’s net assets at December 31, 2005 and the estimated premium), and (2) cash received on payment of intercompany accounts. The actual cash proceeds to be received on the sale will be based upon CHEC’s net assets as of the closing date plus a premium to be calculated in accordance with the Securities Purchase Agreement.

(c)	To reflect the elimination of CHEC historical results of operations.

(d)	Historical activity as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

(e)	To reflect the elimination of CHEC and international homebuilding historical results of operations.